Exhibit 99.5

WAIVER NOTICE

August 4, 2006

To American Technology Corporation:

The undersigned hereby forever waives all of its rights under Section 6.2 of the Warrant dated September 1, 2001, issued in connection with American Technology Corporation’s 12% Subordinated Note Financing, which Warrant is exercisable for 125,000 shares of common stock of American Technology Corporation. For the avoidance of doubt, the undersigned expressly confirms that no adjustment shall be made in the exercise price of such Warrant in connection with American Technology Corporation’s sale of common stock and warrants scheduled to occur on or about the date of this Waiver Notice

Very truly yours,

Norris Family 1997 Trust

By: /s/ Elwood G. Norris

Printed Name: Elwood G. Norris, Trustee